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                                                               Exhibit 99.11(c)


                 [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]










                                        September 27, 1996



Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois,  60606

                Re:     Consent of Skadden, Arps, Slate
                        Meagher & Flom
                        --------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Flagship Tax Exempt Funds Trust.

        We hereby consent to the use of our name in the Registration Statements on Form N-14 and certain proxy statements to be filed with the Securities and Exchange Commission (the "Commission"). In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/Skadden, Arps, Slate, Meagher & Flom
                                        --------------------------------------
                                           Skadden, Arps, Slate, Meagher & Flom